Exhibit 10.2

FORM OF LOCK-UP AGREEMENT
This LOCK-UP AGREEMENT, as may be amended, supplemented or modified from time to time in accordance with the terms hereof, is made as of September 12, 2016 (this "Agreement") by and between Venaxis, Inc., a Colorado corporation (the "Company"), and the Investor executing this Agreement (the "Investor").
WHEREAS, as of the date hereof, the Company and the Investor have entered into that certain Stock Purchase Agreement pursuant to which the Company acquired a majority of the equity interests of BiOptix Diagnostics, Inc. ("BiOptix") (the "Stock Purchase Agreement");
WHEREAS, in consideration for the acquisition of such equity interests of BiOptix owned by the Investor, the Company has issued to the Investor shares of the Company's common stock, no par value, as set forth in the Stock Purchase Agreement (the "Shares") as a private placement transaction under Regulation D (the "Transaction"); and
WHEREAS, as a condition and inducement to the Company entering into the Transaction and incurring the obligations set forth therein, the Investor agrees to be bound by the covenants contained in this Agreement.
NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:
1.	Definitions and Interpretation.
(a)	Certain Definitions. As used in this Agreement, the following terms have the meanings indicated:
"Affiliate" means any Person who is an "affiliate" as defined in Rule 12b-2 promulgated under the Exchange Act.
"Agreement" has the meaning set forth in the Preamble.
"Board of Directors" means the Board of Directors of the Company.
"Business Day" means a day other than a Saturday, Sunday or other day on which banks located in Denver, Colorado are authorized or required by law to close.
"Closing Date" shall mean the date as of which the Transaction has been consummated.
"Code" means the Internal Revenue Code of 1986, as amended.
"Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
"Investor" has the meaning set forth in the Preamble.

"Lock-up Period" means the period commencing on the Closing Date to and including the date that is twelve (12) months following the Closing Date.
"Paying Agent Agreement" means the Paying Agent Agreement entered into among the Investor, the Company and the Paying Agent in connection with the Stock Purchase Agreement.
"Permitted Transfer" has the meaning set forth in Section 3(a).
"Person" means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.
"SEC" means the U.S. Securities Exchange Commission, or any successor entity thereto.
"Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
"Shares" has the meaning set forth in the Recitals, provided, however, that for the avoidance of doubt Shares shall not include shares of the Company's common stock acquired by the Investor in the open market or in any other private placement transaction occurring after the Closing Date.
"Transfer" means, with respect to the Shares, the offer for sale, sale, sale of any option or contract to purchase, purchase of any option or contract to sell, grant of any option, right or warrant to purchase, or other transfer or disposition or encumbrance (or any transaction or device that is designed to or could be expected to result in the transfer or the disposition by any Person at any time in the future), whether directly or indirectly, of such Shares, and shall include the entering into of any swap, hedge or other derivatives transaction or other transaction that transfers to another, in whole or in part, any rights, economic benefits or consequences, or risks of ownership, including by way of settlement by delivery of such Shares or other securities in cash or otherwise or transferring, by gift or otherwise, any of the Shares to owners of the Investor; provided, however, that Transfer shall not include (a) any transfer to an Affiliate of the Investor; provided, that such transferee executes and delivers to the Company a joinder agreement in the form and substance attached as Exhibit A hereto, to evidence such transferee's agreement to be bound by, and to comply with, this Agreement, or (b) any pledge of, or the granting of any lien or encumbrance on the Shares, it being understood that the Investor shall be permitted to use all or any portion of the Shares to secure the Investor's payment and performance of any of its obligations to a third party; provided, further, however, that (i) such third party must acknowledge in writing to the Company that it takes such lien or encumbrance subject to all restrictions in this Agreement and, for as long as the Investor is subject to the restrictions imposed on the sale of any of the Shares by an Affiliate of the Company, to the applicable U.S. securities law obligations regarding any sale of the Shares pledged, and (ii) the right to pledge the Shares or otherwise create a lien or encumbrance applies to the Investor and not to any Affiliate of the Investor to whom Shares may be transferred under clause (a) of this definition.

(b)	Interpretation. Unless otherwise noted:
(i)	All references to laws, rules, regulations and forms in this Agreement shall be deemed to be references to such laws, rules, regulations and forms, as amended from time to time or, to the extent replaced, the comparable successor thereto in effect at the time;
(ii)	All references to agencies, self-regulatory organizations or governmental entities in this Agreement shall be deemed to be references to the comparable successor thereto;
(iii)	All references to agreements and other contractual instruments shall be deemed to be references to such agreements or other instruments as they may be amended from time to time;
(iv)	Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation;" and
(v)	All references to the Shares shall be deemed to mean the number of Shares issued to the Investor in connection with the consummation of the Stock Purchase Agreement, adjusted in each case for any stock split, stock dividend, recapitalization, reorganization or similar event that occurs after the date of this Agreement.
2.	Transfers. During the Lock-up Period, Transfers of the Shares shall not be permitted except: (i) as approved by the Board of Directors, or (ii) as set forth in Section 3:
(a)	The Investor agrees not to Transfer any portion of the Shares during the Lock-up Period; and
(b)	Notwithstanding the foregoing, the provisions of this Agreement shall have no effect on the obligations of the Investor under the Paying Agent Agreement, and the impact of the Paying Agent Agreement shall control with respect to any Shares covered by the Paying Agent Agreement.
3.	Permitted Transfers; No Effect of Transfers.
(a)	The Investor shall be entitled to Transfer the Shares: (i) to the equity holders of the Investor upon a dissolution of the Investor, or other transaction involving a reorganization of the Investor; provided, however, that the Company's consent is required prior to any such Transfer, which consent shall not be unreasonably withheld, (ii) to any trust, partnership, limited liability company, or other legal entity commonly used for estate planning purposes which is established for the direct or indirect benefit of the Investor or an immediate family member of the Investor, provided that any such transfer shall not involve a disposition for value, (iii) as a gift to a charitable trust, fund or foundation; provided, that no consideration is received by Investor, or (iv) to an Affiliate of the Investor (each, a "Permitted Transfer"). An "immediate family member" shall include any relationship by blood, marriage or adoption, not more remote than first cousin.

(b)	No Transfer shall be deemed a Permitted Transfer hereunder unless and until at the time of such Transfer, such transferee (or, in the case of a Permitted Transfer described in clause (ii), (iii) or (iv) above, as applicable, the trustee, general partner, manager, or other administrator of such transferee) executes and delivers to the Company a joinder agreement in form and substance attached as Exhibit A hereto, to evidence such transferee's agreement to be bound by, and to comply with, this Agreement.
(c)	No Transfer of any Shares in violation of any provision of this Agreement will be effective to pass any title to, or create any interest in favor of, any Person. If Investor intentionally and knowingly attempts to so effect a Transfer in violation of this Agreement, Investor will be deemed to have committed a material breach of its obligations to the Company hereunder.
4.	Restrictive Legend; Stop Transfer Instruction.
(a)	Certificates representing the Shares issued on or after the Closing Date must bear the following legend:
"THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK- UP AGREEMENT BETWEEN THE OWNER OF SUCH SECURITIES AND VENAXIS, INC. THAT MATERIALLY RESTRICTS THE TRANSFERABILITY OF THE SECURITIES. BY ACCEPTING ANY INTEREST IN SUCH SECURITIES, THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SAID AGREEMENT. A COPY OF THE AGREEMENT IS ON FILE WITH THE SECRETARY OF VENAXIS, INC."
(b)	In order to ensure compliance with the provisions contained herein, the Investor agrees that the Company may issue appropriate "stop transfer" certificates or instructions with the Company's transfer agent and registrar against the transfer of the Investor's Shares, or otherwise make adequate provision to restrict the transferability of the Shares, in the event of a transfer other than in compliance with the provisions of this Agreement and that it may make appropriate notations to the same effect in its records.
(c)	The Company shall, as promptly as practicable after receipt of the certificates representing the Shares from the Investor, cause the legend set forth in Section 4(a) to be removed from the certificates representing Shares, and shall immediately revoke the "stop transfer" instructions described in Section 4(b) with respect to Shares, as and when such Shares cease to be subject to the limitations on Transfer imposed by this Agreement.

5.	Successors and Assigns; Third Party Beneficiaries. The Investor understands that this Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto as provided herein. No Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement. This Agreement shall not be assigned by the Company except as provided herein. The Company shall cause any successor or assign (whether by merger, consolidation, sale of assets, recapitalization, reorganization or otherwise) to assume this Agreement as a condition to any such transaction.
6.	Termination. This Agreement shall automatically terminate and be of no further force or effect upon the first Business Day following the expiration of the Lock-up Period; except that Section 3(b), 4(c) and Sections 5 through 20 of this Agreement shall survive termination under this Section 6.
7.	Remedies. The Investor and the Company, in addition to being entitled to exercise all rights granted by law, shall be entitled to specific performance of their rights under this Agreement. The Company and the Investor agree that monetary damages would not be adequate compensation for any loss incurred by reason of breach of the provisions of this Agreement and hereby agree to waive in any action for specific performance the defense that a remedy at law would be adequate or that there is need for a bond.
8.	Notices. All notices, demands and other communications provide for or permitted hereunder shall be made in writing and shall be made by registered or certified first-class mail, return receipt requested, facsimile, electronic transmission, courier service or personal delivery:
(a)	If to the Company:
Venaxis, Inc.
1585 S. Perry Street
Castle Rock, CO
Facsimile:
Attention: Stephen Lundy
Email: slundy@venaxis.com

With a copy to:

Ballard Spahr LLP
1735 Market Street, 51st Floor
Philadelphia, PA 19103
Facsimile: (215) 864-8999
Attention: Mary J. Mullany
Email: mullany@ballardspahr.com

(b)	If to the Investor, at the address set forth on the signature page.
(c)	If to any transferee, as set forth in the applicable joinder agreement.

All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by international commercial courier service; five Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is acknowledged, if faxed or electronically transmitted. Any party to be given notice in accordance with this section may designate another address or Person for receipt of notices hereunder.
9.	Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
10.	Governing Law; Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Colorado, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws. Each of the parties (a) irrevocably submits itself to the personal jurisdiction of each state or federal court sitting in the State of Colorado, as well as to the jurisdiction of all courts to which an appeal may be taken from such courts, in any suit, action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated herein, (b) agrees that every such suit, action or proceeding shall be brought, heard and determined exclusively in the state or federal courts located in Douglas County, Colorado (provided, however, that, in the event subject matter jurisdiction is unavailable in or declined by such courts, then all such claims shall be brought, heard and determined exclusively in any other state or federal court sitting in the State of Colorado), (c) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from such court, (d) agrees not to bring any suit, action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated herein in any other court, and (e) waives any defense of inconvenient forum to the maintenance of any suit, action or proceeding so brought.
11.	WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT KNOWINGLY AND VOLUNTARILY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENTS, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.
12.	Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.
13.	Rules of Construction. Unless the context otherwise requires, references to sections or subsections refer to sections or subsections of this Agreement. Terms defined in the singular have a comparable meaning when used in the plural, and vice versa.

14.	Interpretation. The parties hereto acknowledge and agree that (a) each party hereto and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision, (b) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement and (c) the terms and provisions of this Agreement shall be construed fairly as to all parties hereto, regardless of which party was generally responsible for the preparation of this Agreement.
15.	Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto with respect to the subject matter contained herein. There are no restrictions, promises, representations, warranties or undertakings with respect to the subject matter contained herein, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings among the parties with respect to such subject matter.
16.	Further Assurances. Each of the parties shall execute such documents and perform such further acts as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.
17.	Other Agreements. Nothing contained in this Agreement shall be deemed to be a waiver of, or release from, any obligations any party hereto may have under, or any restrictions on the transfer of securities of the Company imposed by any other agreement.
18.	Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Facsimile or other electronically scanned and transmitted signatures, including by email attachment, shall be deemed originals for all purposes of this Agreement.
19.	Amendments and Waivers. The terms of this Agreement may be amended and the observance of any term hereof may be waived only by consent of the Company and the Investor.
20.	Stock Splits, Stock Dividends & Other Issuances. In the event of any issuance of Company common stock hereafter to the Investor (including, without limitation, in connection with any stock split, stock dividend, recapitalization, reorganization or the like) such shares shall become subject to this Agreement and shall be endorsed with the legend set forth in Section 4 of this Agreement to the extent that such shares are then subject to the restrictions on Transfer imposed by this Agreement.

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IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Agreement on the date first written above.

VENAXIS, INC.
By:
Name: Jeffrey McGonegal
 Title: Chief Financial Officer

[INVESTOR]
By:
Name:
Title:
 Address:____________________________
Email:______________________________

Signature Page of Lock Up Agreement

Exhibit A

Form of Joinder Agreement

ACKNOWLEDGMENT AND AGREEMENT

Joinder to Lock-Up Agreement Relating to Venaxis, Inc. Common Stock

WHEREAS, the undersigned (the "Transferee") wishes to receive from the Investor identified in the attached Lock-Up Agreement (the "Transferor") _____________ shares, no par value per share, of common stock (the "Common Stock") of Venaxis, Inc., a Colorado corporation (the "Company");
WHEREAS, the Common Stock is subject to that certain Lock-Up Agreement, dated as of September 12, 2016 and as further amended from time to time (the "Agreement"), by and between the Company and Transferor. Capitalized terms used herein and not otherwise defined are given the meaning assigned to such terms in the Agreement;
WHEREAS, the Transferee has been given a copy of the Agreement and afforded ample opportunity to read it, and the Transferee is thoroughly familiar with its terms; and
WHEREAS, pursuant to the terms of the Agreement, the Transferor may not Transfer all or any portion of the Transferor's Common Stock unless in compliance with the Agreement and in accordance with Section 2 and Section 3 thereof. This Acknowledgment and Agreement constitutes a joinder agreement as contemplated by Section 3(a) of the Agreement.
NOW, THEREFORE, in consideration of the mutual premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and to induce the Transferor to transfer such Common Stock to the Transferee and the Company to permit such transfer, the Transferee does hereby acknowledge and agree that (i) the Transferee has been given a copy of the Agreement and ample opportunity to read it, and is thoroughly familiar with its terms, (ii) the shares of Common Stock are subject to the terms and conditions set forth in the Agreement and (iii) the Transferee shall become a party to the Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Agreement as though an original party thereto.

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A-1

Signed this ____ day of ____________, 20___.

TRANSFEREE

By:
Name:
 Title:

[Signature Page to Joinder Agreement]